Exhibit 10.1
W. R. BERKLEY CORPORATION
DEFERRED COMPENSATION PLAN FOR OFFICERS
AS AMENDED AND RESTATED DECEMBER 3, 2007
Section 1. Effective Date
This Plan was created as a spin-off from the W. R. Berkley Corporation Deferred Compensation Plan for Officers, as adopted September 1, 1986, and subsequently amended effective on January 1, 1989, January 1, 1991, and January 1, 2004 (the “Prior Plan”). On December 3, 2007, the Plan was amended and restated for purposes of complying with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Plan, as so amended and restated, shall apply only to amounts deferred with respect to calendar years 2005 and thereafter, and the Prior Plan shall govern all prior deferrals.
Section 2. Eligibility
Any officer of W. R. Berkley Corporation (the “Company”), or any President or Executive Vice President of any subsidiary or any officer of any subsidiary whose base salary is greater than or equal to $130,000, is eligible to participate in the Plan.
Section 3. Amount of Deferral
Prior to the beginning of each calendar year, a Participant may elect to defer receipt of:
(a) all or a portion of the Bonus Pay Compensation payable to the Participant for that year;
(b) all or a portion of the Base Salary of the Participant for that year;
                              and/or
(c) all or part of the Profit Sharing Excess Contributions (as defined below). For the purposes hereof, a Participant’s “Profit Sharing Excess Contributions” for any year means the excess of (a) the contributions that would be made by the Company to the W. R. Berkley Corporation Profit Sharing Plan (the “Profit Plan”) on behalf of the Participant for such year (exclusive of any pre-tax (401(k)) contributions), without taking into account the Profit Plan’s limitations on a participant’s earnings and maximum annual additions under Sections 401(a) (17) and 415 of the Internal Revenue Code, over (b) the actual amount of Company contributions (exclusive of pre-tax (401(k)) contributions) allocated to the Participant under the Profit Plan for such year.
All amounts deferred will be classified as “Deferred Compensation”.

Section 4. Type of Plan
The Plan is a non-qualified voluntary deferred compensation type of plan.
Section 5. Funding
The Company will not fund the amount of any Participant’s Deferred Compensation. The amount of Deferred Compensation is secured only by the Company’s promise to pay it from the assets of the Company
Section 6. Investment Income
A reasonable rate of interest will be credited to a Participant’s account, from the date of the deferral, and will be compounded quarterly. The interest rate will be established by the Compensation Committee of the Board of Directors prior to the beginning of each year.
Section 7. Deferral Period
A Participant may elect to defer his/her Bonus Pay Compensation and/or his/her Base Salary and/or his/her Excess Profit Sharing Contribution until the earlier of (a) a specified year in the future and (b) his/her “separation from service” with the Company (as such term is defined in Treasury Regulation § 1.409A-1(h) and hereinafter referred to as a “Separation from Service”) (or if such Participant is a “specified employee” (as such term is defined in Treasury Regulation § 1.409A-1(i)), the six-month anniversary of such Separation from Service). The actual payment will be made or will commence within sixty days after the date specified or the actual date of Separation from Service, or if applicable, after the six-month anniversary of such Separation from Service.
Section 8. Form of Payment
A Participant may elect to receive his/her Deferred Compensation under the Plan in either a lump sum or in annual installments (not to exceed five), as specified by the Participant at the time the election to defer is made.
Section 9. Death Prior to Receipt
In the event that a Participant dies prior to receipt of any or all of the amounts payable to him/her pursuant to this Plan, any amounts that are then credited as Deferred Compensation will be paid to his/her designated beneficiary in a lump sum within sixty days following the Company’s notification of the Participant’s death. Such payment shall be made no later than the later of (i) the last day of the year in which death occurred and (ii) the 15th day of the third calendar month following the date of such death. In the event the Company is not notified of the Participant’s death at least sixty (60) days prior to the later of such dates, the Participant’s Deferred Compensation hereunder shall continue to be paid in accordance with Sections 7 and 8 hereof. The Participant (or his/her designated beneficiary or estate) shall not be permitted, directly or indirectly, to designate the taxable year of the payment.

At the time the election to defer is made, a Participant may designate a beneficiary under this Plan. The Participant may change the beneficiary by writing to the General Counsel of the Company. If a beneficiary is not named, the value of the Participant’s Deferred Compensation Account will be paid to his/her estate.
Section 10. Effect of Election
An election to defer Compensation for any year will be irrevocable once the term to which it applies has commenced, and can be revoked only due to an “unforeseeable emergency” (as such term is defined in Treasury Regulation § 1.409A-3(i)(3)), as determined by the Compensation Committee of the Board of Directors of the Company.
Section 11. Participant’s Rights Unsecured
The right of any Participant to receive future payments under the provisions of the Plan will be an unsecured contractual claim against the general assets of the Company. The Plan will not be funded. The Company will not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any amounts under the Plan.
Section 12. Statement of Account
Statements will be sent to each Participant by February 15th each year as to the value of his/her Deferred Compensation Account as of the end of the preceding December.
Section 13. Assignability
No right to receive payments hereunder will be transferable or assignable by a Participant, except by will or by the laws of descent and distribution.
Section 14. Administration
This Plan will be administered on a day-to-day basis on behalf of the Compensation Committee of the Board of Directors of the Company by the General Counsel of the Company, who will have the authority to adopt rules and regulations for carrying out the Plan. The Compensation Committee of the Board of Directors of the Company will have the authority to interpret, construe and implement the provisions of the Plan and to prescribe the form of the request for deferral of compensation under the Plan.
Section 15. Amendment/Termination
This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company; provided, however, that any termination of the Plan must comply with the requirements of Treasury Regulation § 1.409A-3(j)(4)(ix). No amendment, modification or termination will, without the consent of the Participant, adversely affect any amounts credited to such Participant’s

Deferred Compensation Account; unless the Board determines, in its sole discretion, that such amendment, modification or termination is appropriate or necessary to cause this Plan to comply with Section 409A (including the distribution requirements thereunder) or any Deferred Compensation to be exempt from the tax penalty under Section 409A(a)(1)(B).
Section 16. Tax Treatment
Deferred Compensation and credited interest are taxed as ordinary income when payment is actually received. Distributions received from the Plan are not eligible for favorable tax treatment or rollovers as permitted under qualified plans.
Section 17. Other Benefits
The computation and basis for other Company provided benefits may be affected if a Participant elects to defer a portion of his/her Base Salary.

W. R. BERKLEY CORPORATION
DEFERRED COMPENSATION PLAN FOR OFFICERS
ELECTION FORM
In accordance with and subject to the W. R. Berkley Corporation Deferred Compensation Plan for Officers (the “Plan”), I hereby request to defer the receipt of compensation for the year ending December 31, ______, as follows:

Amount of Bonus Pay to be Deferred:
(a) ALL (100%)	OR

(b) % (multiples of 10%)	OR

(c) $ (multiples of $1,000)

Amount of Base Salary to be Deferred:
(a) ALL (100%)	OR

(b) % (multiples of 10%)	OR

(c) $ (multiples of $1,000)

Amount of Excess Profit Sharing Contribution to be Deferred:
(a) ALL 100%	OR
(b) % (multiples of 10%)	OR
(c) $ (multiples of $1,000)

Period of Deferral:
(a) Year in which payments should be made or commence (not later than my Separation from Service

(as defined in the Plan) OR
(b) Until my Separation from Service

Form of Distribution:
Lump sum	OR
Annual installments
(not to exceed 5)
     A Participant should contact his/her Tax Advisor prior to making an election to defer compensation.
     I have received a copy of the Plan. I understand that, in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the amount credited to my Deferred Compensation Account will be paid to my designated beneficiary in the form of a lump sum.

Beneficiary Name	Officer Name

Address	Address

Beneficiary	Officer
Social Security No.	Social Security No.

Date

Signature of Officer